                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT dated and effective as of April 29, 2005 (the "Effective
Date"), between James River Group, Inc., a Delaware corporation ("Company") and
Michael T. Oakes ("Executive").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of the Company desires to continue to employ the Executive as Chief Financial Officer, and the Executive has agreed to continue to be so employed; and

         WHEREAS, the parties desire to set forth herein the terms of such continued employment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows.

         1. EMPLOYMENT AND TERM. The Company hereby employs Executive as Chief
Financial Officer, and Executive hereby accepts such employment on the terms hereinafter set forth. The term of this Agreement shall commence as of the
Effective Date and shall continue until the third anniversary of the Effective
Date. The term of this Agreement shall thereafter be automatically be renewed for additional three (3) year periods unless written notice to the contrary shall be given by either party to the other not less than one hundred eighty
(180) days prior to the end of the initial or any renewal term that the term shall not thereafter be renewed. The initial term plus any renewals thereof shall hereafter be referred to as the "Term".

         2. COMPENSATION. Executive shall be paid a base salary of not less than
Two Hundred Eighty-three Thousand dollars ($283,000) per year, payable in periodic installments in accordance with the Company's regular payroll practices. Executive shall be eligible to receive such discretionary bonuses as the Board of Directors of the Company ("Board"), in its discretion, may determine. Within one hundred eighty (180) days after the close of each fiscal year of the Company during the Term, the Board shall review Executive's performance during such fiscal year and decide whether to increase Executive's base salary and award any discretionary bonus to Executive. Executive shall also be entitled during the Term to participate in all retirement, disability, pension, savings, health, medical, dental, insurance and other fringe benefits or plans of the Company generally available to executive employees including specifically the following at the Company's expense:

                           (a) six (6) weeks of paid vacation per annum (not
         subject to rollover);

                           (b) coverage under the Company's current health care
         insurance plans in effect from time to time, including coverage for
         Executive's dependents,

         on the same terms and conditions, including any required payment of premiums or other costs by Executive, as are applicable to other executive employees; and,

                           (c) coverage under the Company's group term life and
         accidental death and dismemberment and long term disability coverage, all on the same terms and conditions, including any required payment of premiums or other costs by Executive, as are applicable to other executive employees.

         3. DUTIES. Executive shall perform all duties normally associated with the position of Chief Financial Officer, and such other reasonable duties as may be assigned to him by the Chief Executive Officer or the Board. Executive will devote his full business time and effort to discharge his duties.

         4.  PRIVILEGED INFORMATION.

         (a) Executive will not at any time during the Term or thereafter:

                             (i) reveal, divulge or make known to any person,
firm or corporation or use for his personal benefit or the benefit of others
(except the Company), directly or indirectly, any confidential or proprietary information received or developed by him during the course of his employment.
For the purposes of this Section 4(a)(i) confidential and proprietary information ("Privileged Information") shall be defined to mean (1) all historical and pro forma projections of loss ratios incurred by the Company and any of its direct or indirect subsidiaries (hereinafter referred to as
"Affiliates"), (2) all historical and pro forma actuarial data relating to the
Company and any of the Affiliates, (3) historical and pro forma financial results, revenue statements, and projections for the Company and its Affiliates,
(4) all information relating to the Company's or the Affiliates' systems and software (other than the portion thereof provided by the vendor to all purchasers of such systems and software), (5) all information relating to the
Company's unique underwriting approach, (6) all information relating to plans for acquisitions of any business entities or blocks of business, (7) non-public business plans, and (8) all other information relating to the financial, business or other affairs of the Company and its Affiliates, including their customers. Section 4(a)(i) shall not apply to Executive following the termination of his employment with the Company or its Affiliates with respect to any Privileged Information known or made generally available to the general public or within the industry.

                             (ii) reveal, divulge or make known to any person,
firm or corporation, or use for his personal benefit or the benefit of others
(except the Company), directly or indirectly, the name or names of any customers of the Company or any of its Affiliates, nor will he reveal, divulge or make known to any person, firm or corporation, or use for his personal benefit or the benefit of others (except the Company), directly or indirectly, any trade secrets or any knowledge or information, or any fact concerning any business methods or operational procedures engaged in by the Company or its Affiliates
(collectively, "Privileged Information"); provided, however, the restrictions set forth in this Section 4(a)(ii) shall not apply to Executive following the termination of his employment with the Company or its Affiliates with respect to any Privileged

                                        2

Information known or made generally available to the general public or within the industry.

         5.  NON-COMPETITION.

                  (a) Executive acknowledges and agrees that (i) the Company has spent substantial money, time and effort in developing customer goodwill and relationships for the benefit of the Company, (ii) as the Company's Chief
Financial Officer, Executive has knowledge of the Company's most Confidential and Privileged Information, and has been and will be compensated for the development, and supervising the development, of the same, and (iii) Executive has unique insight into and knowledge of the skills, talents and capabilities of the Company's key employees. Executive also acknowledges and agrees that execution of this Agreement provides changes in the terms and conditions of his employment favorable to Executive that constitute sufficient consideration for
Executive's agreement to the noncompetition restrictions set forth in this
Section.

                  (b) Executive agrees that during his employment by the
Company, and for the restricted period ("Restricted Period") after his employment with the Company ceases, he will not:

                           (i) compete against the Company by engaging in, or by
assisting any other person or entity to engage in, or by having an ownership interest in, any Competitive Business in the Territory (as defined below);

                           (ii) compete against the Company by soliciting any
Customer (as defined below) of the Company or its Affiliates to provide any goods or services in competition against the Company or its Affiliates;

                           (iii) induce or persuade any Customer of the Company
or its Affiliates not to do business with, or to switch business from, the
Company or its Affiliates;

                           (iv) solicit, or assist others in soliciting, Key
Employees (as defined below) to either leave the Company or to engage in a
Competitive Business.

                  (c) For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

                           (i) "Restricted Period" shall mean one (1) year,
unless a court with jurisdiction determines that such period is overbroad or unenforceable in which case it shall mean either nine (9) months, six (6)
months, or three (3) months, whichever period is the maximum enforceable
Restricted Period.

                           (ii) "Competitive Business" shall mean the business
of acquiring, holding and/or operating insurance companies that offer excess and surplus line or workers' compensation insurance, and any other material business that the Company or any of its Affiliates is engaged in as of the date of this
Agreement and as the business of

the Company and its Affiliates evolves during its Term; provided, however, that if a court with jurisdiction determines that such definition is overbroad or unenforceable, it shall be further limited to the business of the Company and its Affiliates regarding which Executive had Confidential or Privileged
Information during the last year of the Term, and if this narrowed definition is still deemed by such court to be overbroad or unenforceable, it shall be further limited to business of the Company under Executive's management and control during the last year of the Term;

                           (iii) "Territory" shall mean each and every state or
other United States jurisdiction ("State(s)") where Company is licensed or approved to underwrite or offer insurance at the end of the Term and/or is then in the process of seeking to be so licensed or approved; provided, however, that if a court with jurisdiction determines that such definition is overbroad or unenforceable, it shall be further limited to States with respect to which
Executive had Confidential or Privileged Information regarding the Company's business or operations during the last year of the Term, and if this narrowed definition is still deemed by such court to be overbroad or unenforceable, it shall be further limited to States where Executive conducted, or supervised the conduct of, Company business during the last year of the Term;

                           (iv) "Customer" shall mean any customer of the
Company or its Affiliates that purchased products or services from the Company during the last year of the Term; provided, however, that if a court with jurisdiction determines that such definition is overbroad or unenforceable, it shall be further limited to customers about which Executive either had
Confidential or Privileged Information or personal or management responsibility for customer contact or service, and if this narrowed definition is still deemed by such court to be overbroad or unenforceable, it shall be further limited to customers of the Company with which Executive had direct contact during the last six (6) months of the Term;

                           (v) "Key Employees" shall mean any executive,
managerial, sales, marketing, or supervisory level employee of the Company or its Affiliates under Executive's management authority during the last year of the Term.

                  (d) The restrictions contained in this Section 5 shall not prevent the purchase of ownership by Executive of not more than three percent
(3%) of the securities of any class of any corporation, whether or not such corporation is engaged in any Competitive Business, which are publicly traded on any securities exchange or any "over the counter" market.

         6.  TERMINATION.

                  Executive's employment hereunder shall terminate under the following circumstances:

                  (a) Termination for Cause. The Company may terminate the
employment of Executive for cause at any time upon written notice to Executive specifying the cause of the termination. For the purposes of this Section, "for cause" shall include only

discharge resulting from a determination by the Company that: (i) Executive has willfully violated Section 4 or 5 of this Agreement; (ii) Executive has grossly neglected his duties hereunder; (iii) Executive has been convicted of a felony or a crime involving moral turpitude (meaning a crime that includes the commission of an act of depravity, dishonesty or bad morals); or (iv) Executive has committed an act of dishonesty, fraud or embezzlement against the Company.

                  (b) Expiration or Termination Without Cause. The Company may
terminate this Agreement at any time without cause (which may be for business performance or for any other reason) or may elect to have the Term of this agreement expire.

                  (c) Termination by Executive. Executive may, at his option, terminate this Agreement for Good Reason. "Good Reason" shall mean the occurrence of any one or more of the following events:

                           (i) The assignment to the Executive of duties
materially and adversely inconsistent with the position of Chief Financial
Officer;

                           (ii) The failure by the Company to continue to
provide the Executive with substantially similar perquisites or benefits under the Company's benefit programs; provided, that any amendment, modification or discontinuation of any plans or benefits that generally affect substantially all domestic salaried employees or that generally effect all executive employees of the Company shall not be deemed to constitute Good Reason;

                           (iii) The Company's requiring the Executive to be
based at any office or location more than 35 miles from the location at which he performs his services as of the Effective Date; or

                           (iv) Any material breach by the Company of any of the
provisions of this Agreement or any failure by the Company to carry out any of its material obligations hereunder, in either case, for a period of thirty (30)
days after receipt of written notice from the Executive and the failure by the
Company to cure such breach or failure during such thirty (30) day period.

                  (d) Termination due to Disability. The Company may terminate
Executive's employment if he is prevented from performing his responsibilities under this Agreement for a consecutive period of six (6) months or longer during any twelve (12) month period of the Term hereof, by reason of any accident, illness, or mental or physical disability.

         7.  COMPENSATION AND BENEFITS UPON TERMINATION.

                  (a) In the event that the Company terminates this Agreement without cause or elects to have the Term of this Agreement expire, in either case other than for business performance, or if Executive terminates this
Agreement for Good Reason, Executive is entitled to receive:

                           (i) an amount equal to Executive's base salary for a
period of thirty-six (36) months after the Termination Date in accordance with the terms of Section 2 hereof;

                           (ii) the continuation at the Company's expense of
coverage under all plans, insurance policies and other fringe benefits described in Section 2 hereof, for a period of twelve (12) months after the Termination
Date;

                           (iii) any discretionary bonus to which Executive is
entitled on the Executive's last day of employment; and

                           (iv) any unused vacation and any non reimbursed
reasonable business expenses.

                  (b) If Executive is terminated for cause, or due to
disability, the Company shall have no further obligations to Executive, except as provided in any stock option or other bonus or incentive plan to which
Executive is entitled, and Executive shall have no further rights hereunder.

                  (c) If Executive is terminated for business performance,
Executive is entitled to receive:

                           (i) an amount equal to Executive's base salary for
eighteen (18) months after the Termination Date in accordance with the terms of
Section 2 hereof;

                           (ii) the continuation at the Company's expense of
coverage under all plans, insurance policies and other fringe benefits described in Section 2 hereof, for a period of twelve months after the termination date;

                           (iii) any discretionary bonus to which Executive is
entitled on the Executive's last day of employment; and

                           (iv) any unused vacation and any non reimbursed
reasonable business expenses.

                  (d) All compensation and benefits made pursuant to this
Section shall cease if Executive violates any of the terms of Sections 4 or 5 during the twelve (12) months following his last day of employment. In addition to this remedy, the Company

shall have all other remedies provided by this Agreement and by law for the breach of Section 4 or Section 5 hereof.

         8. UNIQUENESS OF SERVICES, ACKNOWLEDGEMENTS. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character, involve access to and development of confidential, proprietary and Privileged Information, and involve developing and protecting customer relationships and goodwill, and that it would be difficult or impossible to replace such services and that, by reason thereof,
Executive agrees and consents that if he violates any of the provisions of this
Agreement, the Company, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to an injunction to be issued by a tribunal of competent jurisdiction restricting Executive from committing or continuing any violation of this Agreement.

         9. FURTHER ACKNOWLEDGEMENTS. Executive further acknowledges and agrees that the restrictions contained in Sections 4 and 5 are reasonable and necessary to protect the legitimate interest of the Company, in view of, among other things, the short duration of the restrictions, the narrow scope of the restrictions, the Company's interests in protecting its confidential, proprietary, trade secret and Privileged Information (which Executive agrees has a useful life of more than one (1) year) and its customer relationships and goodwill, Executive's background and capabilities which will allow him to seek and accept employment without violation of the restrictions, Executive's substantial equity interest in the Company, and Executive's entitlements under this Agreement. If any provision contained in Section 4 or 5 is adjudged unreasonable in any proceeding, then such provision shall be deemed modified by reducing the period of time during which such provision is applicable and/or, if applicable, the geographic area to which such provision applies, to the extent necessary for such provision to be adjudged reasonable and enforceable.

         10. NOTICES. Any notices provided for or permitted by this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) days after it is deposited in a United States Postal
Depository, postage prepaid, registered or certified mail, return receipt requested, addressed to the party for whom intended at such party's address set forth below or to such other address as such party may designate by notice in writing given in the manner provided below:

To Executive:      Michael T. Oakes
                   James River Group, Inc.
                   1414 Raleigh Road
                   Suite 415
                   Chapel Hill, NC 27517

To Company:        James River Group, Inc.
                   1414 Raleigh Road
                   Suite 415
                   Chapel Hill, NC 27517

         11. ENTIRE AGREEMENT: AMENDMENTS. This Agreement constitutes the entire agreement and understanding between Executive and the Company with respect to the subject matter hereof and shall supersede any all other prior agreements and understandings, whether oral or written, relating thereto or the employment of
Executive by the Company. This Agreement may not be rescinded, modified or amended except by an instrument in writing signed by the party hereto against whom any such waiver is sought to be enforced.

         12. PARTIAL INVALIDITY. The invalidity or unenforceability, by statue, court decision or otherwise, of any term or condition of this Agreement shall not affect the validity or enforceability of any other term or condition hereof.

         13. GOVERNING LAW. This Agreement shall be construed and administered in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law which might otherwise apply.

         14. ASSIGNABILITY. This Agreement may not be assigned by Executive, and all its terms and conditions shall be binding upon and inure to the benefit of the Company and its successors. Successors to the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company whether by merger, consolidation, purchase or otherwise and such successor shall thereafter be deemed the "Company" for purposes hereof.

         15. DISPUTE RESOLUTION.

               (a) Arbitration. In the event of disputes between the parties with respect to the terms and conditions of this Agreement, such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association (or any like organization successor thereto); provided, however, that either party may seek temporary, preliminary and or permanent injunctive relief with respect to appropriate matters (including without limitation enforcement of Sections 4 and 5 of this
Agreement) without resort to arbitration. Such arbitration proceeding shall be conducted pursuant to the commercial arbitration rules (formal or informal) of the American Arbitration Association in as expedited a manner as is then permitted by such rules (the "Arbitration"). Both the foregoing agreement of the parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such Arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings.

               (b) Procedure. Such Arbitration may be initiated by written notice from either party to the other which shall be a compulsory and binding proceeding on each party. The Arbitration shall be conducted by an arbitrator selected in accordance with the procedures of the American Arbitration
Association. Time is of the essence of this arbitration procedure, and the arbitrator shall be instructed and required to render his or her decision within thirty (30) days following completion of the Arbitration.

               (c) Venue and Jurisdiction. Any action to compel arbitration hereunder or otherwise relating to this Agreement shall be brought exclusively in a state court or federal court located in the City of Raleigh, North Carolina provided that if a federal court has jurisdiction over the subject matter thereof, then such action shall be brought in federal court, and the Company and
Executive hereby irrevocably submit with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the jurisdiction of the aforesaid courts.

               (d) Waiver of Jury Trial. IN THE EVENT OF ANY LITIGATION WITH
RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT OR THE AGREEMENTS OR
TRANSACTIONS CONTEMPLATED HEREUNDER ALL OF THE PARTIES HERETO WAIVE ALL RIGHTS
TO A TRIAL BY JURY.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first written above.

                  THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH
MAY BE ENFORCED BY THE PARTIES.

                               JAMES RIVER GROUP, INC.

                               By: /s/ J. Adam Abram
                                   ---------------------------
                                    J. Adam Abram
                                    Director, President and Chief Executive
                                    Officer

                                   /s/ Michael T. Oakes
                                   ---------------------------
                                    Michael T. Oakes